Exhibit 99.1

Issuer Direct Reports First Quarter 2014 Results

Q1 2014 Revenue Increases 147% and EBITDA Up 63%;
Gross Margins Reach 71% and Non-GAAP Income Increases 50%, as Company Leverages Its Cloud-Based Disclosure Management System and Recurring Revenue Model

MORRISVILLE, NC -- May 7, 2014 - Issuer Direct Corporation  (NYSE MKT: ISDR), a market leader and innovator of disclosure management solutions and cloud-based compliance technologies, today reported its operating results for the three months ended March 31, 2014. The results for the first quarter of 2014 included the contribution from PrecisionIR, which was acquired by Issuer Direct on August 22, 2013. The Company will host an investor conference call at 4:15 EST today, to discuss operating results and relevant topics of interest.

First Quarter 2014 Financial Highlights Include:

●	Revenues increased 147% year-over-year reaching $3.4 million;

●	EBITDA increased 63% year-over-year to $0.7 million;

●	Non-GAAP net income increased 50% year-over-year, reaching $0.4 million

Please refer to the tables below for the calculation of EBITDA and the reconciliation of GAAP income and earnings per share to Non-GAAP income and earnings per share.

Brian Balbirnie, CEO of Issuer Direct commented, “The successful acquisition of PrecisionIR helped us expand our customer base and broaden our portfolio of solutions and services, which resulted in substantial revenue growth in our first quarter. As we continue to add customers, cross sell our products and increase partnerships, we expect to see organic revenue growth in subsequent quarters in 2014.”

Mr. Balbirnie continued, “To continue our growth trajectory, we have expanded our channel partner and strategic relationships, something we had great success with during our XBRL growth stage. We are off to a great start this year with several new key partners through which we will be offering our best of breed products, specifically the New York Stock Exchange, where we will provide our whistleblower platform to newly listed and currently listed issuers. Not only does the relationship with NYSE have direct revenue growth potential, but from a branding perspective it helps raise our profile and enhance our ability to cross sell our products, and further extend our Disclosure Management System brand.”

Financial Results for the First Quarter ended March 31, 2014:

First quarter 2014 revenue was $3.5 million, an increase of 147%, compared to $1.4 million for the first quarter of 2013. Approximately $2.2 million of the total revenues for the quarter  resulted from including the operating results  of PrecisionIR for the period.

Shareholder communication revenue was $2.3 million, an increase of $2.0 million, or 808% during the three-month period ended March 31, 2014 as compared to the same period of fiscal 2013. The increase in shareholder communication revenue is almost entirely attributable to the inclusion of PrecisionIR revenue in the three-month period ended March 31, 2014, as PrecisionIR was acquired on August 22, 2013. The Company anticipates that it will achieve significant growth in shareholder communication revenue through the end of the third quarter of 2014 due to the impact of PrecisionIR.

Software licensing revenues were $0.2 million, an increase of $185,000, or 356% during the three-month period ended March 31, 2014 as compared to the same period of fiscal 2013. The increase for the quarter was due primarily to the inclusion of $155,000 from PrecisionIR’s webcasting business and to a lesser extent to increases in revenue from the Company’s market streams and investor relations platform. .

Gross profit was $2.5 million, or gross profit margin of 71%, for the first quarter of 2014, compared to $1.0 million, or 72% gross profit margin, for the first quarter of 2013. Operating income was $375,000 compared to operating income of $368,000 in the first quarter of last year.

First quarter EBITDA was $0.7 million, a 63% increase compared to the $0.4 million in the same quarter last year. Non-GAAP net income, excluding amortization of intangible assets, stock based compensation, integration of acquisition costs, non cash interest expense, and tax impact of adjustments, was $ 409,425, or $0.20 per diluted share, an increase of 50% compared to $273,261 or $0.13 per diluted share in the first quarter of 2013. On a GAAP basis, the Company reported a net loss of $36,942 or ($0.02) per diluted share compared to net income of $215,538 or $0.11 per diluted share in the same period of fiscal 2013. During the quarter, the Company incurred $ 230,108 of non-cash amortization expense and $312,500 of non-cash interest expense associated with the acquisition of PrecisionIR. The Company also incurred $66,572 of costs related to the  integration of PrecisionIR in the first quarter of 2014. Non-GAAP results backing out these non-cash expenses and other expenses have been computed below.

Non-GAAP Information

Certain non-GAAP financial measures are included in this press release. In the calculation of these measures, the Company generally excludes certain items such as amortization and impairment of acquired intangibles, non-cash stock-based compensation charges, unusual, non-recurring gains and charges and non-cash interest expense. The Company believes that excluding such items provides investors and management with a representation of the Company's core operating performance and with information useful in assessing its prospects for the future and underlying trends in the Company's operating expenditures and continuing operations. Management uses such non-GAAP measures to evaluate financial results and manage operations. The release and the attachments to this release provide a reconciliation of each of the non-GAAP measures referred to in this release to the most directly comparable GAAP measure. The non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial statements and investors should evaluate them carefully. These non-GAAP financial measures may differ materially from the non-GAAP financial measures used by other companies. Reconciliation between results on a GAAP and non-GAAP basis is provided in a table immediately following the Calculation of EBITDA table below.

CALCULATION OF EBITDA

	Three Months ended March 31,
	2014	2013
	Amount	Amount

Net income (loss):	$(36,942)	$215,538
Adjustments:
Depreciation and amortization	281,866	34,935
Interest expense, net	362,055	247
Income tax expense	50,010	152,000
EBIDTA :	$656,989	$402,720

RECONCILATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

	Three Months ended March 31,
	2014		2013
	Amount	Per diluted share	Amount	Per diluted share

Net income (loss):	$(36,942)	$(0.02)	$215,538	$0.11
Adjustments:
Amortization of intangible assets (1)	230,108	0.11	26,833	0.01
Stock based compensation (2)	110,766	0.06	66,269	0.03
Integration and acquisition costs (3)	66,572	0.03	-	-
Non-cash interest expense (4)	312,500	0.15	-	-
Tax impact of adjustments (5)	(273,579)	(0.13)	(35,379)	(0.02)
Non-GAAP net income:	$409,425	$0.20	$273,261	$0.13
Weighted average diluted shares outstanding		2,060,039		2,013,749

(1) The adjustments represent the amortization of intangible assets related to acquired assets and companies.

(2) The adjustments represent stock-based compensation expense recognized related to awards of stock options or common stock in exchange for services.

(3)  The adjustments represent legal fees, consulting fees, integration costs, and other non-recurring cost incurred in connection with the acquisition of PrecisionIR Group, Inc.

(4)  The adjustment represents the amortization of debt-discount that was created as a result of a beneficial conversion feature that was embedded in a note payable that the Company issued in order to finance the acquisition of PrecisionIR Group, Inc.  The amortization of the debt discount is recorded as non-cash interest expense and has no impact on the cash flows or operations of the Company.

(5)  This adjustment gives effect to the tax impact of all non-GAAP adjustments at a rate of 38%, which approximates the Company's state and federal tax rates.

Conference Call Information

To participate in the conference call, please dial 877.407.8133 (international callers dial 201.689.8040) approximately five minutes prior to 4:15 Eastern Time (EST). Additionally, you can listen to the event online at: http://www.investorcalendar.com/IC/CEPage.asp?ID=172732.

A replay of the conference call will be available two hours after completion of the call until Wednesday, May 14, 2014 at 11:59 p.m. EST. To access the replay, dial 201.612.7415 and enter the conference I.D. # 13581916.

About Issuer Direct Corporation:

Issuer Direct is a disclosure management and targeted communications company. Our integrated platform provides tools, technologies and services that enable our clients to disclose and disseminate information through our network. With a focus on corporate issuers, the Company alleviates the complexity of maintaining compliance with its integrated portfolio of products and services that enhance companies' ability to efficiently produce and distribute their financial and business communications both online and in print.

Learn more about Issuer Direct today: http://ir.issuerdirect.com/tearsheet/html/isdr

Forward-Looking Statements. This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs such as "will," "should," "would," "may," and "could" are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any anticipated results, performance or achievements. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company's forward-looking statements, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2013, including but not limited to the discussion under "Risk Factors" therein, which the Company has filed with the SEC and which may be viewed at http://www.sec.gov.

Contact:
For Further Information:

Issuer Direct Corporation
Brian R. Balbirnie
919-481-4000
brian.balbirnie@issuerdirect.com

Brett Maas
Hayden IR
(646) 536-7331
brett@haydenir.com

James Carbonara
Hayden IR
(646)-755-7412
james@haydenir.com

ISSUER DIRECT CORPORATION
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2014	2013
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,820,984	$1,713,479
Accounts receivable, (net of allowance for doubtful accounts of $483,541 and $429,509, respectively)	2,193,691	1,970,531
Deferred income tax asset – current	25,842	25,843
Other current assets	441,184	160,756
Total current assets	4,481,701	3,870,609
Furniture, equipment and improvements, net	253,953	297,577
Goodwill	1,056,873	1,056,873
Intangible assets (net of accumulated amortization of $812,979 and $582,871, respectively)	3,783,021	4,013,129
Other noncurrent assets	22,351	22,351
Total assets	$9,597,899	$9,260,539

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$294,534	$267,637
Accrued expenses	1,342,536	1,553,334
Deferred revenue	972,586	1,053,401
Total current liabilities	2,609,656	2,874,372
Note payable (net of debt discount of $1,740,591and $2,053,091, respectively)	759,409	446,909
Deferred tax liability	1,650,294	1,650,460
Other long term liabilities	127,264	83,063
Total liabilities	5,146,623	5,054,804

Stockholders' equity:
Preferred stock, $0.001 par value, 30,000,000 shares authorized, no shares issued and outstanding as of March 31, 2014 and December 31, 2013.	-	-
Common stock $0.001 par value, 100,000,000 shares authorized, 2,047,939 and 2,006,689 shares issued and outstanding as of March 31, 2014 and December 31, 2013, respectively.	2,048	2,007
Additional paid-in capital	4,266,637	3,977,661
Other accumulated comprehensive loss	(65,599)	(59,065)
Retained earnings	248,190	285,132
Total stockholders' equity	4,451,276	4,205,735
Total liabilities and stockholders’ equity	$9,597,899	$9,260,539

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended
	March 31,	March 31,
	2014	2013

Revenues	$3,494,356	$1,411,228
Cost of services	1,027,591	398,890
Gross profit	2,466,765	1,012,338
Operating costs and expenses:
General and administrative	1,286,253	408,601
Sales and marketing expenses	523,523	201,017
Depreciation and amortization	281,866	34,935
Total operating costs and expenses	2,091,642	644,553
Operating income	375,123	367,785
Interest income (expense), net	(362,055)	(247)
Net income before income taxes	13,068	367,538
Income tax (expense) benefit	(50,010)	(152,000)
Net income (loss)	$(36,942)	$215,538
Income (loss) per share – basic and fully diluted	$(0.02)	$0.11
Weighted average number of common shares outstanding – basic	2,016,240	1,942,635
Weighted average number of common shares outstanding – fully diluted	2,016,240	2,013,749

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(UNAUDITED)

	For the Three Months Ended
	March 31,	March 31,
	2014	2013
Net income (loss)	$(36,942)	$215,538
Foreign currency translation adjustment	(6,534)	-
Comprehensive income (loss)	$(43,476)	$215,538

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three months ended March 31,
	2014	2013
Cash flows from operating activities:
Net income (loss)	$(36,942)	$215,538
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Depreciation and amortization	281,866	34,935
Bad debt expense	104,980	40,776
Deferred income taxes	(165)	-
Stock-based expense	191,201	66,269
Non-cash interest expense	312,500	-
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(326,813)	(241,746)
Decrease (increase) in deposits and prepaid assets	(279,751)	14,149
Increase (decrease) in accounts payable	26,656	47,504
Increase (decrease) in accrued expenses	(169,070)	(22,218)
Increase (decrease) in deferred revenue	(82,831)	(45,468)
Net cash provided by operating activities	21,631	109,739

Cash flows from investing activities:
Purchase of property and equipment	(8,134)	(27,584)
Net cash used in investing activities	(8,134)	(27,584)

Cash flows from financing activities:
Proceeds from exercise of stock options	97,816	64
Repayment of line of credit	-	(75,000)
Net cash provided by (used in) financing activities	97,816	(74,936)

Net change in cash	111,313	7,219
Cash – beginning	1,713,479	1,250,643
Currency translation adjustment	(3,808)	-
Cash – ending	$1,820,984	$1,257,862

Supplemental disclosure for non-cash investing and financing activities:
Cash paid for interest	$50,000	$1,779
Cash paid for income taxes	$331,000	$253,814